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                                EXHIBIT 99.7


                          JOINT VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT ("Agreement") is entered into on this _____ day of July, 2001, by and between DB CAPITAL MANAGEMENT, INC., a Nevada corporation and wholly owned subsidiary of Digital Bridge, Inc., a Nevada corporation (collectively, "DB"), whose principal place of business is located at 21436 North 20th Avenue, Phoenix, Arizona, 85027, and TARGETED MEDICAL FOODS, LLC ("TMF"), a California limited liability company with its principal place of business located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077.

                                  RECITALS

            1. TMF is a biomedical company in the business of developing medical foods, dietary supplements, and pharmaceutical applications.

            2. DB is an international business architect which creates sales distribution channels, marketing initiatives, and Internet enterprise solutions through a suite of applications and professional services.

            3. TMF and DB desire to work together in a joint venture to create and manage a new company for the purpose of marketing, selling, and distributing the TMF Product Line throughout the world, to be called "Parmula Therapeutics, Inc." or such other name as the parties shall agree ("Parmula").

            5. The parties enter into this Agreement to clearly set forth the resources and personnel to be contributed by each party to create, manage, and administer Parmula, and to define each party's percentage of ownership of thereof.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions as set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                 AGREEMENTS

SECTION 1.     DEFINITIONS

1.1 DEFINITIONS: The parties agree that, for the purposes of this Agreement, the following words shall have the following meanings:

      (a) "TMF PRODUCT LINE" or "PRODUCTS" refers to specific dietary supplement amino acid proprietary blend formulas assembled utilizing a methodology known as "targeted cellular technology" that allows for an increase in


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            neurotransmitter synthesis, that are manufactured or purchased by or for TMF and/or any subsidiaries or affiliates thereof.

      (b) "INITIAL PRODUCT LINE" or "INITIAL PRODUCTS" shall refer to the TMF Products designated Apptrim and Nutra Smokeless.

      (c) "PARMULA" refers to the joint venture corporation to be created pursuant to this Agreement for the purpose of marketing, selling, and distributing the TMF Product Line throughout the United States and to all other markets throughout the world.

      (d) "LICENSE" refers to the exclusive and perpetual license granted to Parmula by TMF pursuant to the Product Distribution Agreement, which grants Parmula the right to market, sell, and distribute selected TMF products into the worldwide dietary supplement/nutritional markets.

      (e) "INITIAL LICENSE" refers to the exclusive and perpetual license granted to Parmula by TMF to market, sell, and distribute the Initial Product Line (Apptrim and Nutra Smokeless) throughout the world.


      (f) "JOINT VENTURE" refers to the joint undertaking by TMF and DB to form Parmula. "Joint Venture" does not refer to the form of the Parmula business entity, which shall be a corporation or similar limited liability entity.

      (g) "FOUNDER'S STOCK" refers to shares of Parmula common stock issued to TMF and DB in consideration for their respective contributions to Parmula, as set forth in Section 2.2 of this Agreement.

      (h) "CONFIDENTIAL INFORMATION" shall mean any information, not generally known in the trade or industry, which was obtained from the parties to this Agreement, or which was learned, discovered, developed, conceived, originated, or prepared during or as a result of any performance hereunder and which falls within the following general categories:

            (i)   information relating to trade secrets of the parties;

            (ii) information relating to existing or contemplated products, services, technology, designs, computer systems, computer software and research, or developments of the parties;

            (iii) information relating to business plans, sales or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, names of sales representatives, and supplier information of the parties;

            (iv) information relating to proprietary computer software not generally known to the public; and


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            (v)   any other confidential information that the parties may wish to protect by patent, copyright, or by keeping such information secret and confidential.

      (i) "INTELLECTUAL PROPERTY" shall mean all: (i) software; (ii) hardware and designs therefor; (iii) all patent and inventor rights in the United States and other countries and applications therefor; (iv) all copyrights and all other literary property and author rights, whether or not copyrightable; (v) all know-how, whether or not protectible by patent, copyright, trade secret or other intellectual property right, and (vi) all materials incorporating, embodying, or representing any of the intellectual property, including computer tape(s) and disks, printouts, notebooks, and other documentation belonging to either party to this Agreement.

      (j) "ANCILLARY AGREEMENTS" shall mean the Product Distribution and License Agreement, the Development, Maintenance, and Management Agreement and such other documents as the parties, in their mutual discretion, may deem necessary.


SECTION 2.     THE PARMULA CORPORATION

2.1 FORMATION OF CORPORATION: Within fifteen (15) days following the execution of this Agreement, the parties shall establish a corporation called "Parmula Therapeutics, Inc." (or such other name as the parties shall mutually agree), which shall be a general purpose corporation whose business model is dedicated to the marketing, sale, and international distribution of the TMF Product Line. Within the time frame set forth above, the parties shall execute any and all documents necessary to register Parmula as a corporation with the proper governmental offices in the jurisdiction of its incorporation (which the parties currently contemplate to be the State of Delaware). As set forth in Section 4 hereof, DB shall be responsible for the costs associated with the establishment of Parmula, including legal, administrative, and filing costs (to be reimbursed by Parmula as set forth elsewhere herein). Each party shall contribute to the initial capitalization and property of Parmula as set forth in this Agreement.

      (a) ORGANIZATIONAL STRUCTURE: Parmula shall be controlled by a Board of Directors to be initially comprised of two (2) representatives appointed by TMF, two (2) representatives appointed by DB, and one
            (1) unaffiliated representative to be agreed to by both parties. It is understood and agreed that Parmula may grant additional Board seats to persons appointed by outside investors; provided, however, that Board seats shall be staggered in odd numbers up to the maximum number of Board seats allowable in accordance with the corporate bylaws, which shall also set forth a reasonable term for the Director position.


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      (b)   COMMITTEES: In addition to any other committees it may establish, the Board of Directors shall establish a Product Distribution Committee, a Product Review Committee, a Finance Committee and an Audit Committee, with the duties of each as set forth herein, or otherwise to be defined by the Board.

            (i) PRODUCT DISTRIBUTION COMMITTEE: The Product Distribution Committee shall plan, establish, and refine the distribution plan for the Initial Product Line and TMF Product Line. The Product Distribution Committee shall be comprised of two (2) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing the following: (1) the current status of Product sales distribution; (2) a revised timeline for future sales and distribution; (3) product planning suggestions; and (4) any other matter discussed in the Product Distribution Committee meeting.

            (ii) PRODUCT REVIEW COMMITTEE: The Product Review Committee shall review the TMF Product Line and shall make suggested changes so as to increase overall sales. In addition, the Product Review Committee shall review all medical research reports and testimonials concerning the Initial Product line and the TMF Product Line and the components thereof, and shall discuss the inclusion of outside medical advisors for any Medical Advisory Committee established by the Board of Directors. The Product Review Committee shall be comprised of two (2) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing the following: (1) suggested changes to the TMF Product Line, if any, and the reasons behind such suggestions; and (2) any other matter discussed in the Product Review Committee meeting.

            (iii) FINANCE COMMITTEE: The Finance Committee shall review all existing and proposed capital expenditures and make long and short term recommendations with regard to Parmula capital requirements. The Finance Committee shall be comprised of two
                  (2) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing its recommendations with regard to capital expenditures and requirements.

            (iv) AUDIT COMMITTEE: The Audit Committee shall oversee the auditing of Parmula's financial records, and shall work with any internal or external auditor to ensure the proper and accurate auditing of corporate records. The Audit Committee shall meet on an as needed basis.


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          (v)  SAFETY COMMITTEE: The Safety Committee shall review and analyze product safety issues. In addition, the Safety Committee shall review world literature pertaining to reports of adverse events concerning dietary supplements, and, in particular the Initial Products and any additional Products to be distributed by Parmula. The Safety Committee shall be comprised of four (4) individuals, with two appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing its recommendations with regard to matters pertaining to the safety of the Products.

      (c) CAPITAL STRUCTURE: The Parmula corporation shall be authorized to issue a minimum of One Hundred Million (100,000,000) common (voting) shares, Five Million (5,000,000) Series "A" preferred (nonvoting) shares, at .001 par value, and One Thousand (1,000) Series "B" preferred (nonvoting) shares. Common shares and Series "B" preferred shares shall be distributed to each party as founders' stock in accordance with the equity distribution set forth in Section 2.2 hereof. The disposition of any remaining shares shall be subject to the will of the Board of Directors and in accordance with applicable state law.

          (i) CAPITAL CONTRIBUTIONS: As set forth in Sections 3 and 4 below, the parties shall make significant contributions to the initial capitalization of Parmula. The parties shall receive the percentage of stock ownership set forth in Section 2.2 hereof in consideration for these contributions.

          (ii) DIVIDENDS: The Board of Directors shall have the discretion to authorize dividends to holders of common and/or preferred stock at such intervals as may be determined by the Board in the best business judgment of its members.

      (d) BUSINESS PLAN: DB shall prepare a comprehensive Business Plan for Parmula in accordance with Section 4 hereof. The Parmula Business Plan shall serve as a guide for the Board of Directors for planning the overall strategic direction of the Parmula Corporation. However, the parties understand and agree that the Board of Directors shall not be required to follow the Business Plan if their best business judgment dictates otherwise.

      (e) DIRECTOR DECISIONS: Notwithstanding the percentage of share ownership of Parmula, the following specific matters shall be subject to the unanimous approval of the directors: (i) amending the articles of incorporation; (ii) the sale or transfer of all or substantially all of the corporate assets; (iii) mergers; (iv) consolidations; (v) voluntary dissolution; (vi) capital contributions; (vii) capital


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            distributions; and (viii) any change, alteration, or adjustment in and to the licensing rights granted to Parmula.

2.2 FOUNDERS STOCK DISTRIBUTION: Founders Stock shall be distributed to the parties in accordance with the following:

      (a) TO TMF: Following execution of this Agreement and the incorporation of Parmula, TMF shall be issued an amount of Founders Stock equivalent to Forty Eight percent (48%) of the initial issued and outstanding stock of the Parmula corporation. When so issued to TMF, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with TMF's instructions and duly authorized by the Parmula Board of Directors. All Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

      (b) TO DB: Following execution of this Agreement and the incorporation of Parmula, DB shall be issued an amount of Founders Stock equivalent to Forty Eight percent (48%) of the initial issued and outstanding stock of the Parmula corporation. When so issued to DB, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with DB's instructions and duly authorized by the Parmula Board of Directors. All Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

      (c) TO DYNASTY CONSULTING: Following execution of this Agreement and the incorporation of Parmula, Dynasty Consulting, Inc. shall be issued an amount of Founders Stock equivalent to four percent (4%) of the initial issued and outstanding stock of the Parmula corporation in consideration for the services provided by Dynasty Consulting in connection with the organization of the Parmula Joint Venture. When so issued to Dynasty Consulting, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with Dynasty Consulting's instructions and duly authorized by the Parmula Board of Directors. All Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

2.3 ANTIDILUTION OF FOUNDERS STOCK: The Founders Stock issued to the parties in accordance with this Agreement shall be subject to antidilution protection, such that the actual amount of common shares issued to the parties may increase from time to time throughout the term of this Agreement to account for additional common stock issuances to third parties. Notwithstanding the foregoing, the parties recognize the need for dilution to account for equity issuance to third party investors.


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      (a)   EQUAL DILUTION: The parties agree that they shall share in any dilutive effects caused by additional stock issuances to third parties equally, such that each parties' equity interest is subject to the same percentage of dilution as the other party, and their relative equity stake remains constant.

      (b) MAXIMUM DILUTION: At no time during the term of this Agreement shall the parties combined equity interest in Parmula fall below Fifty One percent (51%) as a result of dilution. Parmula shall issue additional stock to each party to maintain the minimum equity stake in accordance with this antidilution provision on a quarterly basis, at the commencement of each calendar quarter

2.4 DAY-TO-DAY MANAGEMENT: The Parties understand and agree that DB shall handle the day-to-day business operations of Parmula, although overall strategic direction shall be undertaken by the Board of Directors.

      (a) BUSINESS AGREEMENTS: TMF and DB shall each enter into certain business agreements with the Parmula corporation that will provide for product distribution and day to day management, which are set forth in greater detail in Section 5 of this Agreement.

      (b) INSURANCE: As soon as practicable following the formation of Parmula, the Board of Directors shall obtain D&O, Product Liability, and any other insurance policies applicable to the business of Parmula.

2.5 SALE OF TMF PRODUCTS: Parmula shall have the exclusive right to market, sell, and distribute the Initial Products, which right is granted pursuant to the License contemplated in Section 3.1 of this Agreement.


SECTION 3.     RESPONSIBILITIES OF TMF

3.1 LICENSE TO DISTRIBUTE TMF INITIAL PRODUCTS: Upon formation of Parmula and the fulfillment of all initial obligations of the parties hereto, TMF shall enter into the Initial License Agreement, under terms which are mutually satisfactory to the parties hereto, to grant to Parmula an exclusive, continual, and worldwide License to market, sell, and distribute any and all elements constituting the Initial Product Line throughout the United States and all other markets throughout the world.

      (a) LICENSE EXTENSION TO ADDITIONAL PRODUCTS: Should annual sales of either of the Initial Products or any additional Products meet or exceed the sum of $1,000,000 at any time during the course of the Joint Venture, the exclusive rights granted to Parmula pursuant to
            Section 3.2 this Agreement shall extend to one (1) additional Product of the TMF Product Line (at Parmula's sole discretion). Parmula shall


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            have the right to select a product from the TMF product line that is available and not currently licensed to any other Licensee.

      (b) LICENSE FEE: It is understood and agreed that, within ten (10) days following the formation of the Parmula corporation, Parmula shall pay to TMF a one time License Fee in the total amount of $50,000 for the Licensed Products, in consideration for the License set forth herein.

3.2   EXCLUSIVE DISTRIBUTION AGREEMENT/PRODUCT DELIVERY: As contemplated in
      Section 8.1, the Parties shall negotiate in good faith the terms of an Exclusive Distribution Agreement between Parmula and TMF, which shall provide for the sale, purchase, and delivery of all TMF Initial Products required by Parmula.

      (a) FIXED PRICE GUARANTEE: The TMF Exclusive Distribution Agreement shall set forth a fixed price for the TMF Initial Product Line that is equal to the direct cost of manufacturing and packaging plus ________ percent (__%). The Product prices established by the Exclusive Distribution Agreement shall be effective for a period of two (2) years, after which the prices shall be subject to a reasonable rate of increase to be agreed to by the parties, as detailed in the Executive Distribution Agreement.

            (i) AUDITS: Upon the advance written request of the Parmula Board of Directors, TMF shall provide Parmula with an audited financial statement of TMF's finances for the preceding year. Such audited financial statement shall be prepared at Parmula's expense. In addition, during ordinary business hours, Parmula's representatives shall have the right, with reasonable prior notice, to inspect TMF's books and records as they pertain to this Agreement.


      (b) MINIMUM PURCHASE GUARANTEE: The TMF Exclusive Distribution Agreement shall set forth a minimum of $500,000 worth of each Initial Product units to be purchased by Parmula on an annual basis ($125,000 per quarter). Parmula will purchase a minimum of $125,000 per quarter commencing 45 days after the signing of the Agreement and continuing every 90 days thereafter. With the issuance of any product order, Parmula shall advance a deposit of fifty percent (50%) of the cost of the order to TMF, with the remainder due within seven (7) days of product delivery. Once Parmula has purchased a minimum of $500,000 worth of product in any calendar year, the minimum purchase requirement will have been satisfied for that calendar year. The minimum purchase guarantee shall be effective for a period of two
            (2) years, after which period the minimum purchase amount may be adjusted as agreed to by the parties.

      (c) PAYMENT METHOD: The TMF Exclusive Distribution Agreement shall provide for payment to TMF within thirty days after delivery of any products.


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      (d)   CLINICAL TRIALS: TMF shall provide Parmula with all information pertaining to the results of two (2) double blind clinical trials supportive of claims for the Initial Products, AppTrim and Nutra SmokeLess. It is understood and agreed that Parmula shall fund an additional double blind clinical trial for AppTrim and Nutra SmokeLess, provided that the nature and cost of the clinical trial is first approved by the Parmula Board of Directors.

3.3 ASSIGNMENT OF EXISTING SALES AGREEMENTS: Upon the formation of Parmula and the satisfaction of all conditions set forth in Section 8.1, TMF shall assign any and all existing and/or contemplated sales contracts for the sale of the Initial Product Line to Parmula for and purpose of the exclusive License granted herein. Following the execution of this Agreement, TMF shall refer all future sales inquiries to Parmula.

3.4 SUPPORT AND TRAINING: Upon the formation of Parmula and the satisfaction of all conditions set forth in Section 8.1, TMF shall enter into an agreement to provide support and training in certain minimum amounts as Parmula may, from time to time request. The nature and extent of any required support and/or training shall be mutually agreed upon between the parties as required, and shall be provided at the sole expense of Parmula. TMF shall provide Parmula employees with support and training in the benefits, use, and operation of the Products that comprise the TMF Product Line.

      (a) WEB SITE CONTENT: TMF shall provide DB with any product-related information requested by DB to be included as content for the E-Commerce Web Site referenced in Section 4.5 of this Agreement within a reasonable time after receiving the request. TMF shall examine, approve, or otherwise request changes to all Product-related Web site content in a timely fashion.

3.5 RESEARCH AND DEVELOPMENT: Throughout the term of the Joint Venture, TMF shall engage in research, development, and enhancement of the TMF Product Line on a continual basis to ensure that the Products keep pace with the latest scientific advancements and remain competitive.

      (a) DEFENSE OF PATENTS: TMF shall defend any and all challenges to the legitimacy or validity of any TMF patents, copyrights, or other intellectual property rights associated with the licensed TMF Products. Both TMF and Parmula shall have the right (but not the obligation) to take any legal action necessary to enforce TMF patents, copyrights, or other intellectual property rights and to take all steps necessary to protect such intellectual property from and against infringement by any third party. Should Parmula undertake to pursue such legal action, TMF shall grant Parmula such authority as its attorney-in-fact.


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      (b)   R&D BUDGET: TMF shall establish an internal budget for research and development, and may request additional funding grants from the Parmula Board of Directors for specific R&D purposes.

3.6 NO LIMITATION ON OTHER TMF BUSINESS: This Agreement shall in no way limit TMF's right to conduct its business, apart from the exclusive rights granted to Parmula herein.


SECTION 4.    RESPONSIBILITIES OF DB

4.1 CAPITAL CONTRIBUTION: Following the execution of this Agreement, DB shall offer investors a total of one million (1,000,000) shares of Digital Bridge, Inc. Convertible Preferred Stock at the rate of $2.50 per share (or such other rate as market conditions permit, in sole discretion of DB) for the purpose of capitalizing Parmula. Each share of Convertible Preferred Stock shall be convertible to one share of Parmula common stock, or a number of DB common shares, at the discretion of the Investor.

      (a) AMOUNT AND TIME OF ANTICIPATED CAPITAL CONTRIBUTION: DB contemplates raising up to $2.5 million over the course of 180 days following the execution of this Agreement as follows:

            (i) Up to $200,000 within sixty (60) days following the execution of this Agreement. The amount raised within the initial sixty
                  (60) day period shall establish an overall initial valuation for Parmula;

            (iii) Up to $2.5 million within 180 days following the execution of this Agreement (including all amounts previously infused);

      (b) USE OF PROCEEDS: The Parties agree that all proceeds raised for or on behalf of Parmula (less cost of sales) shall be utilized for the initial capitalization and to further the business of Parmula, including (but not limited to) the following expenditures: (i) the purchase of TMF Products for distribution as set forth in (c) below;
            (ii) the purchase and/or development of marketing materials and sales collateral; (iii) management fees; (iv) distribution channel development; and (v) any other expenditure calculated to further the business of Parmula, in the best business judgment of the Board of Directors.

      (c) INITIAL PURCHASE: Within forty five (45) days following the execution of this Agreement, Parmula shall forward to TMF the sum of $125,000 for each Product representing the Initial Product Line, which shall be for the purpose of the initial purchase of inventory for distribution. Following the initial purchase, Parmula shall purchase a minimum of $125,000 worth of each product for each quarter during the first two (2) years of the Joint Venture.


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4.3   FACILITIES AND EQUIPMENT: Upon the formation of Parmula and the satisfaction of all conditions set forth in section 8.1, DB shall enter into an agreement, upon terms mutually acceptable to all parties hereto, to provide to Parmula, for a period of two (2) years, (the "Startup Period"), office facilities, communications equipment, computer equipment, utilities, and any other equipment or facilities necessary to carry out the expressed business purpose of the Parmula corporation as set forth in this Agreement. Such facilities and equipment shall be detailed in a Development, Maintenance, and Management Agreement to be executed by DB and Parmula, the terms of which shall be negotiated in good faith by the Parties as set forth in Section 8.1. All facilities and equipment shall be provided at Parmula's sole expense, but not to exceed DB's actual cost, during the course of the Startup Period. Within ninety (90) days prior to the expiration of the Startup Period, DB and Parmula shall commence discussions on and thereafter agree to the future disposition of the facilities and equipment (i.e., the sale and/or lease thereof).

4.4 PERSONNEL: The Development, Maintenance, and Management Agreement shall also require DB to provide Parmula with the management, accounting, sales, marketing, and technical personnel necessary to carry out the expressed business purpose of the corporation as set forth in this Agreement and the exhibits thereto. Parmula shall be solely responsible for the payroll, taxes and benefits of all DB contractors and employees utilized by the Parmula corporation during the Startup Period, the details of which shall be set forth and agreed upon in the Development, Maintenance, and Management Agreement. The cost to Parmula shall not exceed DB's actual cost. Within ninety (90) days prior to the expiration of the Startup Period, DB and Parmula shall commence discussions for the future disposition of the DB personnel then being utilized by Parmula. The personnel provided by DB for the joint venture shall be responsible for the following management services:

      (a) INCORPORATION OF PARMULA: Within fifteen (15) days following the execution of this Agreement, DB shall draft or have drafted all documents necessary to incorporate Parmula in a jurisdiction advantageous to its operations. Copies of all incorporation and organization documents shall be submitted to TMF for examination and approval in advance of filing. Following approval of the form of the documents, DB and its legal counsel shall take all steps necessary to file the documents in the appropriate jurisdiction and commence the legal existence of the Parmula corporation. Immediately following the successful incorporation of Parmula, stock certificates or other indicia of ownership shall be issued to TMF and DB representing their respective ownership of the issued shares of Parmula as set forth in Section 2 of this Agreement. Parmula shall be responsible for payment of all costs necessary to establish the Parmula Corporation, and shall reimburse DB for any such costs incurred.

      (b) PROMOTION OF ONLINE SERVICE: DB shall be primarily responsible for publicizing and promoting the Parmula Online Service to potential users, and shall employ


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            any and all reasonable means to attract and bring users to the
            Parmula Online Service, including (but not limited to) advertising campaigns in print, radio, and televised media, and other promotional efforts.

            (i) PROMOTIONAL PLAN: DB, together with the Parmula Board of Directors, shall establish a promotional plan to guide its promotional and advertising efforts for the Parmula Online Service, and shall coordinate its promotional efforts with the other parties.


      (c) BUSINESS CASE ANALYSIS AND IMPLEMENTATION SERVICES: DB shall create a detailed business plan, which shall include a detailed Executive Summary, technology assessment, market analysis, marketing plan, financial pro-formas, and other matters normally associated with sophisticated business plans.

      (a) DEVELOPMENT OF CORPORATE STRATEGY: DB shall develop the core components and structure of a corporate strategy for Parmula through focused collaborative strategy meetings with the Parmula Board of Directors. Elements of the corporate strategy shall be incorporated into the business plan and investment presentations. Elements of the recommended corporate strategy to be delivered by DB are as follows:

            (i) COMPETITIVE ANALYSIS: DB shall identify key competitors, competing products, and competitors' market focus and market share. DB shall also develop a competitor matrix and identify Parmula's core competencies in light of the competitive analysis.

            (ii) EVALUATION OF MARKET POTENTIAL: DB shall develop a comprehensive definition of Parmula's current target market, assess future market growth by geographical region and industry, and identify potential strategic alliances and partners.

            (iii) FINANCIAL ANALYSIS AND VALUATION: DB shall determine Parmula's current financial requirements and prepare financial projections for a minimum of three (3) years. Further, DB shall evaluate Parmula's funding requirements over time in the context of its long-term market goals.


      (e) JOINT VENTURE AND STRATEGIC ALLIANCE ANALYSIS SERVICES: DB shall utilize its extensive industry network connections to seek out and negotiate joint ventures and strategic alliances (in accordance with the corporate strategy) so as to rapidly increase the market presence and overall revenue potential of Parmula.

      (f) ACCOUNTING, BOOKKEEPING, AND FINANCIAL SERVICES: DB shall provide Parmula with any and all required accounting, bookkeeping, and similar financial services. DB shall provide the required services in accordance with GAAP, and shall provide financial reports to the Board of Directors in accordance with a schedule to be established thereby. DB shall also arrange for and coordinate, in conjunction with Parmula's audit committee, Parmula's annual audit.

      (f) INVESTMENT PRESENTATION PREPARATION SERVICES: DB shall prepare investment presentations, including computer slide presentations, Internet flash presentations, and written materials tailored to specific investor groups on a continual basis throughout the term of this Agreement.

      (g) BUSINESS DOCUMENT PREPARATION SERVICES: DB shall provide Parmula with any and all business contracts required by Parmula to conduct its business throughout the term of this Agreement (i.e., Letters of Intent, Joint Venture Agreements, Sales Distribution Agreements, Service Agreements, Subscription Agreements, licenses, etc.). DB shall draft and present all such documents following consultation with Parmula executive management concerning the nature of the business arrangement that is the subject of the document.

      (h) CORPORATE BRANDING SERVICES: DB shall create logos, slogans, and other trademarks and service marks on behalf of Parmula. It is understood and agreed that all trademarks and service marks created by DB for Parmula in accordance with this Agreement shall become the intellectual property of Parmula once selected.

      (i) MARKETING MATERIALS: DB shall be responsible for the creation of all outbound marketing materials (one-sheets, business cards, collateral packages, b2b program send outs, etc.) on behalf of Parmula.

      (k) MARKETING CAMPAIGN: Following identification and clarification of the corporate position and strategy, DB, in cooperation with TMF, shall devise a strategy for broadcasting and target marketing Parmula as a company and a product. It is understood and agreed that this process may involve certain outside parties, including those who conduct surveys, publish demographic information or otherwise assist DB in providing services that are not inherently part of DB operations.

4.5 FULLY FUNCTIONAL E-COMMERCE WEB SITE: The Development, Maintenance, and Management Agreement shall also provide for the design, development, construction, hosting and operation of a fully functional e-commerce Internet site for the purpose of promoting, selling, and distributing the TMF Product Line on behalf of Parmula. The Parmula Web site shall be designed, created, and maintained in accordance with the Development and Maintenance Agreement, with all costs to be borne by Parmula. TMF shall provide and/or approve all content for the Web Site as set forth in
      Section 3.4(a) of this Agreement.

4.5 NO LIMITATION ON OTHER DB BUSINESS: This Agreement shall in no way limit DB from conducting any other aspect of its business.


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
SECTION 5.     REVENUES AND BUSINESS RELATIONSHIPS

5.1 REVENUES: The parties anticipate reinvesting all Parmula revenues into Parmula so as to grow the business as rapidly as possible.

5.2 TMF/PARMULA BUSINESS AGREEMENTS: Immediately following the establishment of the Parmula Corporation, TMF and Parmula shall enter into the following business agreements:

      (a) EXCLUSIVE PRODUCT DISTRIBUTION AND LICENSE AGREEMENT: TMF and Parmula shall execute an Exclusive Product Distribution and License Agreement governing the sale of TMF products to Parmula. The Exclusive Product Distribution and License Agreement shall provide for the exclusive distribution by Parmula of the Apptrim and NutraSmokeless products constituting the Initial Product Line, and shall also provide for the purchase of a minimum of $500,000 worth of each product for each contract year during the first two years of the Distribution Agreement ($125,000 per quarter for each product as defined in Section 3.2 (b).

5.3 DB/PARMULA BUSINESS AGREEMENTS: Immediately following the establishment of the Parmula Corporation, DB and Parmula shall enter into the following business agreements:

      (a) DEVELOPMENT, MAINTENANCE, AND MANAGEMENT AGREEMENT: DB and Parmula shall execute a Development, Maintenance, and Management Agreement governing the day-to-day management of Parmula, together with the development and maintenance of the Parmula Online Service.


SECTION 6.     ADVERTISING AND PROMOTION

6.1 ADVERTISING AND PROMOTIONAL CLAIMS: The parties shall undertake all necessary steps to ensure that Parmula makes or allows to be made no false or misleading statements regarding the efficacy or safety of the Products. For the purposes of this Section, "false and misleading statements" shall be as defined by the Federal Trade Commission and Food and Drug Administration Policy Statements as published from time to time. The parties shall further ensure that Parmula undertakes to include this provision in any agreements that Parmula shall enter into with third parties for the purpose of manufacturing or distributing the Licensed Products. In addition, the parties shall further ensure that Parmula obtains the prior written consent of TMF for all claims which Parmula proposes to make in connection with the sale of the Licensed Products. All advertising and promotional materials intended for use in connection with the sale or distribution of the Licensed Products shall be approved


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
      for use, in writing, by TMF. Parmula shall have the right, in the sole and absolute discretion of TMF, to require the modification of any advertising or promotional materials proposed by TMF to be used in connection with the sale or distribution of the Licensed Products. In the event that Parmula shall elect not to make the modifications as required by TMF, then the materials shall not be use for any purpose whatsoever in connection with the Licensed Products. Notwithstanding anything to the contrary contained in this Agreement, for so long as TMF has approved the use of material by Parmula in Parmula's advertising and promotional materials in accordance with the provisions of this Section, Parmula shall have no liability to TMF for any damages which may result from or be incurred by TMF as a result of the authorized use of such approved advertising and promotion materials.



SECTION 7.     REPRESENTATIONS AND WARRANTIES

7.1 BY TMF: TMF hereby represents and warrants that: (1) it has full and absolute right, title, and interest in and to all elements of the TMF Product Line licensed to Parmula, including all Intellectual Property Rights associated therewith; (2) TMF has not granted a distribution license for the Initial Product Line to any third party prior to the execution of this Agreement, except as set forth in subsection 7.1(a); (3) the TMF Product Line has been designed and manufactured in accordance with all applicable federal, state, and local laws and regulations pertaining to such design and manufacture; (4) all elements of the TMF Product Line (including the Initial Product Line) have been tested for safety and efficacy prior to distribution, (6) the Licensed Products manufactured and sold to Parmula shall meet the highest standards of quality, workmanship, and materials; and (6) all Licensed Products shall conform to and comply with in all respects to all federal, state and local laws, rules, and regulations governing the design, quality and safety of the Licensed Products.

      (a) It is understood and agreed that TMF has entered into a non-exclusive licensing agreement for the AppTrim Product with TruDynamics to market AppTrim in the United States, Asia, and Europe. It is further understood and agreed that, upon the execution of this Agreement, TMF shall completely assign any and all of its rights, benefits, and obligations associated with the aforementioned License Agreement to Parmula.

      (b) OWNERSHIP OF PATENT APPLICATION AND LICENSED PRODUCTS: TMF represents and warrants that it is the sole owner of all rights, title and interest in and to the Patent Application(s) associated with the Products, and, to the best of its knowledge, is the sole owner of the trade secrets associated with the Licensed Products. The parties agree that neither DB nor Parmula shall, directly or indirectly, seek for itself, or assist any third party to use or acquire, any rights, proprietary or otherwise in the Patent Application and or trade secrets, without the prior written authorization of TMF.

7.2 BY DB: DB represents and warrants that it will provide all products and services (including, but not limited to the Parmula Online Service) to Parmula as set forth in Section 4 of this Agreement, and that all products and services will be provided in a good and workmanlike manner in accordance with industry standards.

7.3 NO CIRCUMVENTION: At no time shall any Party to this Agreement undertake any action that has the effect of circumventing the rights of Parmula or any Party to this Agreement as granted herein, or otherwise fail to act affirmatively when such failure has a similar affect of circumvention. Such prohibited actions and/or inactions include (but are not limited to) the creation of additional corporate entities to which rights and/or obligations may be assigned, or the deliberate failure to provide any and all rights, products, and/or services to Parmula as required hereby.


SECTION 8.     INDEMNIFICATION

8.1 DB INDEMNIFICATION: DB hereby agrees to indemnify and hold harmless TMF, including its affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against them in any forum, by reason of DB's inexcusable failure to perform any material covenant set forth herein for the establishment of the TMF Distribution Program. For the purposes of this section, DB's failure to perform shall be considered excusable if such failure is due to circumstances beyond DB's influence or control (i.e., a force majeure event). With the exception of any liability to TMF for personal injury or death caused by DB's negligence, DB's liability under this Agreement shall not exceed the value of the Founders' Stock received by DB, determined as of the time of the event giving rise to indemnification.

8.2 TMF INDEMNIFICATION: TMF hereby agrees to indemnify and hold DB harmless, including its affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against them in any forum by reason of any undisclosed alleged defect in the TMF Product Line, including (but not limited to) a failure to design and manufacture the TMF Product Line in accordance with applicable federal, state, and local regulations; TMF's failure to obtain or maintain all permits and licenses required under law in relation to the manufacture of the Product Line or this Agreement, and any financial loss, injuries or death of persons or loss of, damage to, or destruction of property (including loss of use thereof) arising directly out of the distribution of TMF products by or through Parmula unless such loss results from false claims made by Parmula or if Parmula fails to maintain a Safety Committee. With the exception of any liability to DB for personal injury or death caused by TMF's negligence, TMF's liability under this Agreement shall not exceed the value of the Founders' Stock received by DB, determined as of the time of the event giving rise to indemnification.

8.3 NOTIFICATION OF CLAIM: Each party shall give prompt written notice to the others of the receipt of any Claim or the commencement of any action which is or may be covered by the indemnities set forth above. Upon receipt of such notice, the party notified of the claim shall assume the defense thereof and the other party shall, if required for the purpose of such proceedings, lend its name thereto. The notifying party shall co-operate fully with the notified party in defending or settling such Claim, and shall perform all acts, execute all documents, and provide all information and documents as are reasonably necessary for the notified party to perform its obligation. The notifying party shall not compromise or settle any such Claim or any proceedings pursuant thereto without the notified party's prior written consent.


SECTION  9.     TERM OF AGREEMENT

9.1 CLOSING OF JOINT VENTURE: This Agreement shall close concurrently with the Ancillary Agreements.

 9.2  EFFECTIVE PERIOD:

      (a) This Agreement shall become effective as of the date last set forth below and shall remain in effect for ninety (90) days following the establishment of the Parmula Corporation (provided, however, that the Licenses referenced herein shall remain in full force and effect in perpetuity in accordance with their terms). However, the parties understand and agree that, following the establishment of the Parmula Corporation, most of their rights and responsibilities with respect to the Parmula Corporation and each other shall be set forth in and superseded by the bylaws, shareholders' agreements, and business agreements described elsewhere in this Agreement. Any rights and/or responsibilities not specifically superseded shall remain in full force and effect during the effective term of this Agreement or as otherwise set forth herein.

9.3 TERMINATION: Notwithstanding the effective period of this Agreement as set forth in this Section 8, the parties may mutually agree in writing to the early termination of this Agreement and the Joint Venture created thereby, at any time during the effective period hereof. A termination under this Section or under Section
      8.1 shall not constitute an Event of Default as set forth in Section 8.4.

9.4 DEFAULT: The occurrence of any one or more of the following events shall constitute an event of default (the "Event of Default") pursuant to the terms of this Agreement:

      (a) Any party fails to timely, fully, and properly perform any material covenant, agreement, obligation, term, or condition contained herein, and such failure continues for a period of thirty (30) days after receipt by the defaulting party of written notice thereof from the other party.

      (b) Any party: (i) ceases to do business; (ii) takes any action or otherwise commences legal proceedings to declare bankruptcy, or to wind-up, liquidate, dissolve, or reorganize (other than a reorganization while solvent), or (iii) has appointed on its behalf a receiver, trustee, or similar officer.

9.5 RIGHTS UPON DEFAULT: Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to: (i) continue this Agreement without the defaulting party; (ii) terminate this Agreement and the joint venture set forth herein; (iii) retain a third party to take on the responsibilities of the defaulting party as set forth herein until the default is cured; and/or (iv) seek all legal and equitable remedies to which it is entitled, including without limitation all actual and direct damages it may have suffered by virtue of the breach. In the event Parmula fails to make the minimum quarterly product purchase as defined in this Agreement, TMF upon written notice, shall have the right to convert the License described herein to one that is non-exclusive. In addition, at TMF shall have the right (in TMF's discretion) to terminate all agreements with Parmula and DB within 60 days. In the event Parmula receives a written default and termination letter from TMF and Parmula purchases the minimum quarterly product purchase prior to the 60 day termination date, TMF will consider the default by Parmula cured and not terminate said agreements.

9.6 LIMITATION OF LIABILITY/CONSEQUENTIAL DAMAGES: Under no circumstances shall either party be liable to the other for lost profits, revenues, savings, or data, and any other consequential, indirect, special, or incidental damages that may arise from: (i) the creation and/or operation of the Parmula Corporation as set forth in this Agreement; and (ii) a breach or default of the terms of this Agreement, including any damages which may arise under indemnities provided by either party under this Agreement, regardless of the parties' prior awareness of the potential for such loss.


SECTION 10: ASSIGNMENT


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
10.1 NO ASSIGNMENT: Except as specifically set forth in this Agreement, neither party shall sell, assign, license, franchise, sub license, or otherwise transfer or convey all or any part of this Agreement or the rights or obligations associated with the Joint Venture created hereby; or the services provided hereunder to any third person or entity without the express written consent of the other party in advance.

10.2 LIMITED RIGHT TO ASSIGN: Notwithstanding the preceding paragraph, any party may, upon thirty (30) days prior written notice to the other parties, assign this Agreement, in whole or in pertinent part, to any person or entity succeeding to the business of the assigning party whether by merger, acquisition, joint venture, or otherwise; provided that such person or entity shall have the financial and technical capacity to perform those obligations being assigned in the non-assigning parties' reasonable opinion. Upon assignment of this Agreement, appropriate modifications will be made where necessary to give effect to the terms of this Agreement.


SECTION 11. CONFIDENTIALITY

11.1 CONFIDENTIAL INFORMATION: The party which receives confidential information from the other party agrees to maintain such information in secrecy at all times, and to take reasonable steps, including such steps as it takes to protect its own proprietary information, prior to and after termination of this Agreement, to prevent the duplication or disclosure of any such confidential and proprietary information, other than by or to its own employees or agents who must have access to such information to perform such party's obligations hereunder. Information of either party shall not be subject to the obligations imposed by this Section if such information is publicly available or is lawfully obtained by the disclosing party from another source free of restrictions or is independently developed by the disclosing party.

11.2 NON-DISCLOSURE: Neither party shall use, sell, transfer, publish, disclose, display, or otherwise make available the confidential information of the other party to any third person, except as permitted or intended by the terms of this Agreement, or as may be required by applicable law, in which case the party from whom disclosure is sought shall:

      (a)   Promptly notify the other party;

      (b) Use reasonable and lawful efforts to resist making any disclosure of confidential information not approved by such other party;

      (c) Use reasonable and lawful efforts to limit the amount of confidential information to be disclosed pursuant to any such disclosure not approved by such other party; and

      (d) Use its best efforts to obtain a protective order or other appropriate relief to minimize the further dissemination of any confidential information to be disclosed pursuant to any such disclosure not approved by such other party.

      Each party shall ensure that all its employees and agents recognize that the confidential information of the other party is subject to this non-disclosure obligation.

11.3 RETURN OF CONFIDENTIAL INFORMATION: Upon termination of this Agreement for any cause or reason: (i) each party shall deliver to the other party all of such other party's confidential information (including all copies thereof) then in its or in its agents' or affiliates' possession, and shall purge any copies thereof encoded or stored on magnetic or other electronic media or processors.

11.3 FINANCIAL INFORMATION: It is understood and agreed that, in light of DB's standing as a public company, any financial information pertaining to Parmula (regardless of whether such information constitutes Confidential Information) shall not be released to any third party or to the public at large without the prior written consent of DB's Chief Financial Officer.

11.4 NO ADEQUATE REMEDY AT LAW: Each party acknowledges and agrees that the other party will have no adequate remedy at law if there is a breach or threatened breach of this Section and, accordingly, that the other party shall be entitled to an injunction against such breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to either party if the other party breaches this Section.

11.5 PRESS RELEASES AND OTHER PUBLIC ANNOUNCEMENTS: It is understood and agreed that the execution of this Agreement and the establishment of the Joint Venture shall not be considered Confidential Information, and each party shall have the right to issue press releases and other public announcements concerning its involvement with the same, provided, however, that any press release which references any other Party to this Agreement shall be subject to the prior written approval of the party so referenced, which approval shall not be unreasonably upheld.


SECTION 12. INTELLECTUAL PROPERTY RIGHTS

12.1 OWNERSHIP: The parties understand and agree that, notwithstanding any licenses or other rights granted elsewhere herein, any and all rights associated with Intellectual Property developed by TMF and/or DB, including, but not limited to, the TMF Product Line, and any software, computer hardware, source code, object code and machine executable code are and shall remain the sole property of TMF and/or DB. The parties understand and agree that all other Intellectual Property rights associated with the establishment, development, and operation of the Parmula Corporation, including any trade names, trademarks, trade dress, service marks, logos, slogans, software, computer hardware, processes, printed materials, and/or voice/television/internet advertising materials that are developed in connection therewith, shall become the property of the Parmula Corporation.

12.2 FURTHER AGREEMENTS PERTAINING TO INTELLECTUAL PROPERTY: The parties further agree that, upon expiration or termination of this agreement (and any ancillary agreements) for any reason whatsoever, any additions, alterations, or improvements which have been used in connection with the Licensed Products, and or the Provisional Application, the Patent Application or any issued patent, is and shall remain the sole property of TMF. The parties further agree that upon termination all trademarks or trade names developed by Parmula which relate to the Licensed Products are, and shall remain the sole property of TMF, and Parmula shall have no right title or interest of any nature whatsoever in the said trademarks or trade names developed by Parmula. Notwithstanding the foregoing, in the event that this Agreement shall be terminated for any reason whatsoever, Parmula shall not be entitled to use said trademarks or trade names in connection with a different product used in connection with appetite suppression or fat burning or the reduction of cigarettes smoked.

12.3 USE OF INTELLECTUAL PROPERTY: Each party shall have the right, without prior approval, to utilize the other parties' name, logo, and other Intellectual Property in connection with the marketing and promotion of Parmula to third parties. The parties hereby agree to take reasonable steps to protect the Intellectual Property of the other party, including such steps as it takes to protect its own Intellectual Property, while promoting and marketing Parmula.




SECTION 13.     GENERAL PROVISIONS

13.1 NOTICES: Any notice or communication required under this Agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, delivered by registered mail with confirmed receipt (postage prepaid), or delivered by overnight courier to the address of the party as set forth above. A notice sent by facsimile transmission shall be deemed to have been delivered on transmission provided that a copy of such notice was also sent via registered mail with confirmed receipt.

13.2 TITLES AND CAPTIONS: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

13.3 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives, and permitted assigns.


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
13.4 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto.

13.5 NO WAIVER: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

13.6 PARTIES IN INTEREST: Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right to subrogation against any party.

13.7 NO RELATIONSHIP BEYOND JOINT VENTURE: The relationship between the parties shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership between the parties, or to authorize any party to act as a general agent for another, or to permit any party to bind another other than as set forth in this Agreement, or to borrow money on behalf of another party, or to use the credit of any party for any purpose.

13.8 BRANDING: Either party may use the other's Intellectual Property for advertising purposes with prior written approval, which shall not be unreasonably withheld.

13.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 INVALIDITY OF PROVISIONS: If any provisions of this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable:

      (a) the validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and

      (b) the parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect. A replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable.

13.11 TRANSACTION EXPENSES: Each party shall pay its own fees and expenses (including legal and accounting fees) incident to the preparation and execution of this Agreement.

13.12 FORCE MAJEURE: Neither party shall be liable to the other in the event and to the extent that performance is delayed or prevented by any cause reasonably beyond such party's control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes, or any acts or orders of any governmental authority, inability to obtain supplies or materials (including, without limitation, computer hardware) or any delay or deficiency caused by the electrical or telephone line suppliers or other common carriers (herein referred to as "Force Majeure"). A party's failure to perform due to the existence of a Force Majeure event shall be excused only for so long as the Force Majeure event continues.

13.13 GOVERNING LAW/ARBITRATION: This Agreement shall be construed and governed in accordance with the laws of the United States and the State of Arizona. Any controversy or claim arising out of or relating to this agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three (3) and the place of arbitration shall be Phoenix, Arizona, and the language of the arbitration shall be in English. Arbitration proceedings shall take no more than three (3) days, and no party shall be entitled to conduct discovery in connection with any such arbitration.

13.14 FURTHER DOCUMENTS: The parties agree to execute such other documents as may be necessary to effectuate the purposes of this Agreement as set forth above.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date last written below.

TARGETED MEDICAL FOODS, LLC         DB CAPITAL MANAGEMENT, INC.


BY:_____________________________    BY:___________________________________

NAME:___________________________    NAME:_________________________________

TITLE:__________________________    TITLE:________________________________

DATE:___________________________    DATE:_________________________________


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